HEI Exhibit 10.25
[J.P. Morgan letterhead]

JPMorgan Chase Bank, National Association
P.O. Box 161
60 Victoria Embankment
London EC4Y 0JP
England
November 3, 2014

To:	Hawaiian Electric Industries, Inc.
900 Richards Street
Honolulu, HI 96813

Re:    Amendments to Forward Confirmations.
Reference is hereby made to the letter agreement dated March 19, 2013 (the “Base Forward Confirmation”) and to the letter agreement dated March 20, 2013 (the “Additional Forward Confirmation” and, together with the Base Forward Confirmation, the “Forward Confirmations”), each between Hawaiian Electric Industries, Inc. (“Party B”) and JPMorgan Chase Bank, National Association, London Branch (“Party A”). Capitalized terms used but not defined herein shall have the meaning assigned to them in the Forward Confirmations.
For good and valuable consideration, the parties hereto, intending to be legally bound, hereby amend each Transaction under each Forward Confirmation as follows:

1.	Amendment of Maturity Date. The “Maturity Date” provision of each Forward Confirmation shall be amended and restated as follows:

Maturity Date:	December 31, 2015 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

2.
Amendment of Forward Price Reduction Date and Forward Price Reduction Amount. Each of the “Forward Price Reduction Date” and “Forward Price Reduction Amount” provisions of each Forward Confirmation shall be amended as follows:

Forward Price Reduction Date	Forward Price Reduction Amount
February 20, 2015	USD 0.31
May 20, 2015	USD 0.31
August 20, 2015	USD 0.31
November 20, 2015	USD 0.31
February 19, 2016	USD 0.31

3.
Effectiveness. This letter agreement (the “Amendment”) shall become effective upon execution by the parties hereto. Upon the effectiveness of this Amendment, all references in each Forward Confirmation to the “Transaction” will be deemed to be to the Transaction as amended hereby. Except as amended hereby, all the terms of each Transaction and provisions in each Forward Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects. This Amendment shall not be construed as a waiver by either party of any rights otherwise accruing to such party under any Forward Confirmation.

4.
Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures thereto and hereto were upon the same instrument.

5.	Governing Law. The provisions of this Amendment shall be governed by the laws of the State of New York (without reference to choice of law doctrine).

[J.P. Morgan letterhead]
Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Amendment and returning it to us.

Very truly yours,

J.P. MORGAN SECURITIES LLC, as agent for JPMorgan Chase Bank, National Association

By:_/s/ Tim Oeljeschlager___________________
Name: Tim Oeljeschlager
Title: Executive Director

Accepted and confirmed
as of the date hereof:

HAWAIIAN ELECTRIC INDUSTRIES, INC.

By:_/s/ James A. Ajello____________________________
Name: James A. Ajello
Title: EVP and Chief Financial Officer

By:_/s/ Greg C. Hazelton___________________________
Name: Greg C. Hazelton
Title: Treasurer and VP Finance